Exhibit 99.1

MoSys, Inc. Reports First Quarter 2009 Financial Results

SUNNYVALE, Calif.--(BUSINESS WIRE)--April 28, 2009--MoSys, Inc., (NASDAQ: MOSY), a leading provider of high-density system-on-chip (SoC) memory intellectual property (IP), today reported financial results for the first quarter ended March 31, 2009.

Recent Highlights

  Reported first quarter total revenue of $2.6 million
  Ended quarter with total cash and investments of $62 million
  Completed the exit of the analog/mixed-signal product lines, which is expected to result in a $5.5 million annual cost savings

Management Commentary

Commenting on the Company’s first quarter financial performance, Len Perham, MoSys’ President and Chief Executive Officer, stated, “The first quarter remained challenging for MoSys due to the continued uncertainty in the macroeconomic environment as customers delayed or cancelled projects and tightly managed spending levels. During the quarter, we secured two new 1T-SRAM macro licenses, one of which we anticipate will be used in an application in a new market segment for our technology. Royalty revenue decreased from the previous quarter primarily due to the gradual transition by a major integrated device manufacturer licensee to an SoC utilizing a more advanced processing node. As a result of this transition, royalties that were previously being reported and recognized by us in the quarter in which the licensee shipped the SoCs are now being reported and recognized by us in the quarter subsequent to shipment. In response to the global economic crisis, we continued to closely manage expenses while also completing our exit from the analog/mixed-signal product lines, which contributed to a sequential decrease in total operating expenses.”

Mr. Perham continued, “In order to position the Company for future growth, we remain focused on furthering the proliferation of our proven 1T-SRAM technology, strengthening our foundry partnerships, bringing our 1T-FLASH product to market and leveraging our patented IP for the development of new products to serve an expanded available market. 1T-SRAM remains the cost effective solution of choice for designs where high-density, embedded memory is a requirement.”

First Quarter Results

Total net revenue for the first quarter of 2009 was $2.6 million, compared with $4.0 million for the fourth quarter of 2008 and $2.8 million for the first quarter of 2008.

First quarter total revenue included licensing revenue of $524,000, compared with $859,000 for the fourth quarter of 2008 and $432,000 for the first quarter of 2008. Royalty revenue for the first quarter was $2.0 million, which includes royalties associated with the Nintendo Wii game console. First quarter royalty revenue compares with $3.1 million for the previous quarter and $2.4 million for the first quarter of 2008.

Gross margin as determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP) was 87.5 percent, compared with 83.8 percent for the fourth quarter of 2008 and 83.0 percent for the first quarter of 2008.

Total operating expenses on a GAAP basis for the first quarter were $6.5 million, compared with $9.8 million for the previous quarter and $7.7 million for the first quarter of 2008.

GAAP net loss for the first quarter of 2009 was $4.1 million, or ($0.13) per share, including a restructuring charge of $275,000 and stock-based compensation expense of $447,000. This compares with a net loss of $6.3 million, or ($0.20) per share, for the fourth quarter of 2008 and a net loss of $4.3 million, or ($0.14) per share, for the first quarter of 2008.

The non-GAAP net loss for the first quarter was $3.4 million, or ($0.11) per share, excluding restructuring and stock-based compensation charges. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

Earnings per share for the quarter on both a GAAP and non-GAAP basis were computed using 31,322,000 shares.

Cash, cash equivalents and both long and short-term investments totaled approximately $62.0 million as of March 31, 2009, compared with approximately $67.5 million as of December 31, 2008. The decrease in cash and investments included expenditures of approximately $1.0 million related to the exit of the analog/mixed-signal product lines and approximately $0.9 million of stock repurchases.

First Quarter Financial Results Webcast / Conference Call

MoSys will host a conference call and webcast with investors today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time) to discuss the first quarter 2009 financial results and the business outlook. Investors and other interested parties may access the call by dialing 888-713-4213 in the U.S. (617-213-4865 outside of the U.S.), and entering the pass code 93024073 at least 10 minutes prior to the start of the call. In addition, an audio webcast will be available through the MoSys Web site at http://www.mosys.com. A telephone replay will be available for 2 business days following the call at 888-286-8010 in the U.S. (617-801-6888 outside of the U.S.), pass code of 87854028.

Use of Non-GAAP Financial Measures

To supplement MoSys’ consolidated financial statements presented in accordance with GAAP, MoSys uses non-GAAP financial measures that exclude from the income statement the effects of restructuring and asset impairment charges related to the Company’s exit from its analog/mixed-signal product lines, stock-based compensation and the effects of certain charges related to acquired intangible assets and other acquisition-related charges. MoSys’ management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that MoSys’ management uses for planning and forecasting future performance. MoSys believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because MoSys does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is provided in a table immediately below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated April 28, 2009, that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release may contain forward-looking statements about the Company, including, without limitation, benefits and performance expected from use of the Company’s 1T-SRAM and 1T-FLASH technologies, the Company’s execution and results, improving operational efficiencies, growth of the business and future business prospects and the estimated cost savings from restructuring plans.

Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, customer acceptance of our proprietary technologies for 1T-SRAM and 1T-FLASH, the timing and nature of the license agreements to be entered into with our customers and their requests for our services under existing license agreements, the timing of customer acceptance of our work under such agreements, the level of commercial success of licensees’ products, ease of manufacturing and yields of devices incorporating our proprietary technologies, our ability to enhance our existing proprietary technologies and develop new technologies, the level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time, the vigor and growth of markets served by our licensees and customers and operations of the Company and other risks identified in the Company’s most recent report on form 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About MoSys, Inc.

Founded in 1991, MoSys (NASDAQ: MOSY), develops, markets and licenses innovative embedded memory intellectual property (IP) technologies for advanced systems-on-chips (SoCs) used in a variety of home entertainment, mobile consumer, networking and storage applications. MoSys' patented 1T-SRAM and 1T-FLASH technologies offer a combination of high density, low power consumption, high speed and low cost unmatched by other available memory technologies. MoSys' embedded memory IP has been included in more than 175 million devices demonstrating silicon-proven manufacturability in a wide range of processes and applications. MoSys is headquartered at 755 N. Mathilda Avenue, Sunnyvale, California 94085. More information is available on MoSys' website at http://www.mosys.com.

MoSys and 1T-SRAM are registered trademarks of MoSys, Inc. 1T-FLASH(TM) is a trademark of MoSys, Inc.

MOSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	March 31,
	2009	2008

Net Revenue
Licensing	$524	$432
Royalty	2,042	2,385
Total net revenue	2,566	2,817

Cost of Net Revenue
Licensing	320	480
Total cost of net revenue	320	480

Gross Profit	2,246	2,337

Operating Expenses
Research and development	3,829	4,099
Selling, general and administrative	2,417	3,356
Restructuring charge	275	-
Amortization of intangible assets	-	197
Total operating expenses	6,521	7,652

Loss from operations	(4,275)	(5,315)

Other income, net	203	1,074
Loss before income taxes	(4,072)	(4,241)

Provision for income taxes	(7)	(43)

Net loss	$(4,079)	$(4,284)

Net loss per share
Basic and diluted	($0.13)	($0.14)

Shares used in computing net loss per share
Basic and diluted	31,322	31,673

MOSYS, INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	March 31,
	2009	2008

GAAP net loss	$(4,079)	$(4,284)
Stock-based compensation expense
- Cost of net revenue	32	80
- Research and development	174	373
- Selling, general and administrative	241	813
Total stock-based compensation expense	447	1,266

Restructuring charge (1)	275	-
Amortization of intangible assets	-	197

Non-GAAP net loss	$(3,357)	$(2,821)

GAAP net loss per share	($0.13)	($0.14)
Reconciling items
- Stock-based compensation expense	0.01	0.04
- Restructuring charge (1)	0.01	-
- Amortization of intangible assets	-	0.01

Non-GAAP net loss per share: Basic and diluted	($0.11)	($0.09)

Shares used in computing non-GAAP net loss per share
Basic and diluted	31,322	31,673

(1) Charge related to the exit of the analog/mixed-signal product lines

MOSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	March 31,	December 31,
	2009	2008

Assets
Current assets:
Cash, cash equivalents and investments	$37,003	$44,075
Accounts receivable, net	445	688
Unbilled contract receivables	38	428
Prepaid expenses and other assets	2,332	2,158
Total current assets	39,818	47,349

Long-term investments	24,972	23,395
Property and equipment, net	1,081	958
Goodwill	12,326	12,326
Other assets	1,616	1,905
Total assets	$79,813	$85,933

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$515	$167
Accrued expenses and other liabilities	1,558	2,235
Accrued restructuring liabilities	270	1,004
Deferred revenue	275	639
Total current liabilities	2,618	4,045

Stockholders' equity	77,195	81,888

Total liabilities and stockholders’ equity	$79,813	$85,933

CONTACT:
MoSys, Inc.
Jim Sullivan, CFO, +1 408-731-1800
jsullivan@mosys.com
or
Shelton Group, Investor Relations
Beverly Twing, +1 972-239-5119 ext. 126
Sr. Acct. Manager
btwing@sheltongroup.com